Exhibit 99.1

FOR IMMEDIATE RELEASE

FLAGSTONE RE SHAREHOLDERS APPROVE ACQUISITION BY VALIDUS HOLDINGS, LTD.

Luxembourg, November 28, 2012 – Flagstone Reinsurance Holdings, S.A. (NYSE: FSR) (“Flagstone”) today announced that, at an extraordinary general meeting of shareholders held on November 28, 2012, its shareholders voted to approve the previously announced Agreement and Plan of Merger dated as of August 30, 2012, among Flagstone, Flagstone Reinsurance Holdings (Bermuda) Limited (“Flagstone Bermuda”), Validus Holdings, Ltd. (“Validus”) and Validus UPS, Ltd., the merger of Flagstone with and into Flagstone Bermuda and the First-Step Statutory Merger Agreement dated as of September 27, 2012, between Flagstone and Flagstone Bermuda.  More than 99 percent of the votes cast were voted in favor of the merger proposal.

The transaction remains subject to the receipt of regulatory approval and the satisfaction of other customary conditions to closing.

About Flagstone Reinsurance Holdings, S.A.

Flagstone Reinsurance Holdings, S.A., through its operating subsidiaries, is a global reinsurance company that employs a focused and technical approach to the Property Catastrophe, Property, and Specialty reinsurance businesses.

Flagstone is traded on the New York Stock Exchange under the symbol “FSR” and the Bermuda Stock Exchange under the symbol “FSR BH”. Additional financial information and other items of interest are available at Flagstone’s website located at http://www.flagstonere.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release may include forward-looking statements, both with respect to Flagstone and Validus and their industries, that reflect Flagstone’s current views with respect to future events and financial performance.  Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature identify forward-looking statements.  All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Flagstone’s and Validus’ control.  Accordingly, there are or will be important risks and uncertainties that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.  Flagstone believes that these risks and uncertainties include, but are not limited to, the following: (1) unpredictability and severity of catastrophic events; (2) issues relating to claims and coverage that may emerge from changing industry practices or changing legal, judicial, social or other environmental conditions; (3) rating agency actions; (4) adequacy of Flagstone’s and Validus’ risk management and loss limitation methods; (5) competition in the insurance and reinsurance markets; (6) cyclicality of demand and pricing in the insurance and reinsurance markets; (7) adequacy of Flagstone’s and Validus’ respective loss reserves; (8) the estimates and judgments that Flagstone and Validus use in preparing their respective financial statements, which are more difficult to make than if Flagstone and Validus were mature companies; (9) retention of key personnel; (10) potential conflicts of interest with Flagstone’s and Validus’ respective officers and directors; (11) continued availability of capital and financing; (12) potential loss of business from one or more major insurance or reinsurance brokers; (13) the credit risk that each of Flagstone and Validus assume through their dealings with their respective insurance and reinsurance brokers; (14) Flagstone’s and Validus’ respective ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; (15) the risk that Flagstone and Validus could be bound to policies that contravene their respective underwriting guidelines by managing general agents and other third parties who support certain of their businesses; (16) availability of reinsurance and retrocessional coverage; (17) the effect on Flagstone’s and Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; (18) the impact of currency fluctuations on Flagstone’s and Validus’ operating results; (19) the impact of heightened European sovereign debt risk on Flagstone’s and Validus’ fixed income portfolios; (20) the integration of Flagstone or other businesses Validus may acquire or new business ventures Validus may start; (21) the legal, regulatory and tax regimes under which Flagstone and Validus operate; and (22) acts of terrorism or outbreak of war, as well as Flagstone and Validus management’s response to any of the aforementioned risks and uncertainties.

Additionally, the proposed transaction is subject to risks and uncertainties, including: (A) that Flagstone and Validus may be unable to complete the proposed transaction because, among other reasons, conditions to the completion of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction, (C) uncertainty as to the actual premium (if any) that will be realized by Flagstone shareholders in connection with the proposed transaction; (D) uncertainty as to the long-term value of Validus common shares; (E) failure to realize the anticipated benefits of the proposed transaction, including as a result of failure or delay in integrating Flagstone’s businesses into Validus; and (F) the outcome of any legal proceedings to the extent initiated against Validus, Flagstone and others following the announcement of the proposed transaction, as well as Validus and Flagstone management’s response to any of the aforementioned risks and uncertainties.

The foregoing review of important risks and uncertainties should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Flagstone’s most recent reports on Form 10-K and Form 10-Q and the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of Flagstone and Validus on file with the Securities and Exchange Commission (“SEC”).  In addition to the risks described above, risks and uncertainties relating to the proposed transaction are more fully discussed in the proxy statement/prospectus included in Amendment No. 2 to the registration statement on Form S-4 filed by Validus with, and declared effective by, the SEC on October 23, 2012.  Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Flagstone or Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Flagstone or Validus or their respective businesses or operations.  Each forward-looking statement speaks only as of the date of the particular statement and, except as may be required by applicable law, Flagstone and Validus undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The contents of any websites referenced in this press release are not incorporated by reference herein.

Brenton Slade, +352 2 735 1515

3